Exhibit 99.1

FOR IMMEDIATE RELEASE

MannKind to Acquire scPharmaceuticals, Accelerating Revenue Growth and

Emerging as a Patient-Centric Leader in Cardiometabolic and Lung Diseases

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Acquisition expected to diversify and accelerate double-digit revenue growth with FUROSCIX®, an innovative treatment for edema due to chronic heart failure and chronic kidney disease, addressing significant unmet need

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Upfront cash payment of $5.35 per share plus one non-tradable contingent value right (CVR) per share payable upon achieving specific regulatory and net sales milestones worth up to $1.00 per CVR in cash

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Upfront cash payment represents a 36% premium to scPharmaceuticals’ 90 trading day VWAP, and total consideration of up to $6.35 per share represents up to a 31% premium to scPharmaceuticals’ closing price on August 22, 2025

•	Strengthens organization by integrating scPharmaceuticals’ established commercial and medical capabilities into MannKind’s existing infrastructure

•	FUROSCIX ReadyFlow Autoinjector on track for Q3 2025 sNDA submission, potentially unlocking additional market opportunity

•	MannKind to host conference call today at 8:30 a.m. (ET)

DANBURY, Conn., and Burlington, Mass., August 25, 2025 (Globe Newswire) – MannKind Corporation (Nasdaq: MNKD) and scPharmaceuticals Inc. (Nasdaq: SCPH) today announced the signing of a definitive merger agreement for MannKind to acquire scPharmaceuticals.

This proposed acquisition marks MannKind’s strategic expansion into cardiorenal medicine, establishing the company’s cardiometabolic business alongside its orphan lung division. scPharmaceuticals currently markets FUROSCIX, an FDA-approved on-body infuser delivering furosemide, the gold standard to treat fluid overload in adult patients with chronic heart failure (CHF) and chronic kidney disease (CKD). The estimated total addressable market opportunity equates to more than $10 billion in the U.S. alone.

scPharmaceuticals has demonstrated strong commercial momentum with its 2024 sales force expansion, ongoing launch into nephrology and accelerating growth in integrated delivery networks. For the six months ended June 30, 2025, net sales totaled $27.8 million, up 96% year-over-year. The FUROSCIX ReadyFlow Autoinjector is on track for a Q3 2025 supplemental New Drug Application (sNDA) submission, potentially enabling patients to reduce treatment time from five hours to less than 10 seconds.

“This acquisition expands our patient-centered brands and highlights MannKind’s dedication to delivering innovative therapies for cardiometabolic and orphan lung diseases,” said Michael Castagna, PharmD, Chief Executive Officer of MannKind Corporation. “With multiple anticipated product launches and indication expansions, we expect to continue to diversify our revenue streams and accelerate our double-digit growth goals over the next decade.”

“This transaction with MannKind represents an exciting next chapter for scPharmaceuticals and the FUROSCIX brand,” said John Tucker, Chief Executive Officer of scPharmaceuticals. “By combining our innovative products with MannKind’s proven commercial capabilities and shared commitment to advancing patient care, we believe MannKind can accelerate access to important therapies and create meaningful value for patients, providers, and stockholders.”

Strategic and Financial Benefits

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Diversifies MannKind’s revenue base and growth. The combined company is expected to have a stronger revenue base with three commercial assets in Afrezza®, FUROSCIX, and V-Go®. These complementary commercial products combined with Tyvaso DPI®-related revenues result in an annualized run rate of over $370 million based on Q2 2025 results. MannKind expects its commercial products to generate double-digit annual growth with potential accelerators to expand market reach in the U.S. and globally:

•	Afrezza adult label update, India launch, and supplemental Biologics License Application submitted for pediatrics

•	FUROSCIX Autoinjector on track for Q3 2025 sNDA submission

•	Upcoming readouts from the TETON 1 and 2 studies of Tyvaso in idiopathic pulmonary fibrosis (IPF)

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Strategic fit with existing MannKind infrastructure is expected to unlock meaningful growth opportunities. The two companies share complementary business models and cultures, united by a commitment to delivering convenient, patient-centric therapies for those living with significant unmet medical needs. scPharmaceuticals brings deep cardiovascular expertise, while MannKind’s established strength in endocrinology positions it to effectively support the recent CKD approval. By leveraging its existing commercial infrastructure and team to engage nephrologists, MannKind is well-equipped to accelerate FUROSCIX’s market opportunity in CKD. MannKind expects to continue FUROSCIX’s ongoing success in CHF with the talented team that scPharmaceuticals has already established.

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Long-term value drivers continue to progress. In addition to established marketed products, MannKind is advancing a late-stage pipeline that includes Inhaled Clofazimine (MNKD-101), which is currently in a phase 3 global study for nontuberculous mycobacterial (NTM) lung disease, and nintedanib DPI (MNKD-201), which is expected to initiate a phase 2 clinical trial for IPF by year-end 2025.

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MannKind has sufficient capital to support its strategic objectives. MannKind and Blackstone amended their recently announced strategic financing agreement to provide $175 million of additional funding to support the acquisition.

Terms of the Agreement

Under the terms of the definitive merger agreement, MannKind will promptly commence a tender offer to acquire all of the outstanding shares of scPharmaceuticals common stock at a price of $5.35 per share in cash at closing plus one non-tradable CVR per share to receive certain milestone payments of up to an aggregate of $1.00 per CVR in cash, for total consideration of up to $6.35 per share in cash, representing a total equity value of approximately $303 million at closing and representing a total deal value of up to approximately $360 million. The non-tradable CVR is payable upon achieving certain regulatory and net sales milestones. The transaction is expected to close in the fourth quarter of 2025, subject to receipt of applicable regulatory approvals and the satisfaction of other customary conditions. As a condition to funding the Blackstone financing, upon the closing of the transaction, MannKind will be obligated to repay and extinguish all outstanding indebtedness of scPharmaceuticals under its credit facility with Perceptive and buy-out Perceptive’s rights to receive revenue payments pursuant to its revenue purchase and sale agreement, which is estimated to equal an aggregate repayment and buyout amount of $81 million, assuming a closing on September 30, 2025.

Advisors

Jefferies LLC acted as the exclusive financial advisor to MannKind, with Cooley LLP serving as legal counsel. Leerink Partners acted as exclusive financial advisor to scPharmaceuticals, with Latham & Watkins LLP providing legal counsel.

Conference Call and Webcast Information

A conference call and live webcast will be hosted today, August 25, 2025, at 8:30 a.m. ET to discuss the transaction. The webcast will be accessible via a link on MannKind’s website at https://investors.mannkindcorp.com/events-and-presentations. A replay will also be available in the same location within 24 hours following the call and be accessible for approximately 90 days.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the development and commercialization of innovative inhaled therapeutic products and devices to address serious unmet medical needs for those living with endocrine and orphan lung diseases.

We are committed to using our formulation capabilities and device engineering prowess to lessen the burden of diseases such as diabetes, NTM lung disease, pulmonary fibrosis, and pulmonary hypertension. Our signature technologies – dry-powder formulations and inhalation devices – offer rapid and convenient delivery of medicines to the deep lung where they can exert an effect locally or enter the systemic circulation, depending on the target indication.

With a passionate team of Mannitarians collaborating nationwide, we are on a mission to give people control of their health and the freedom to live life.

Please visit mannkindcorp.com to learn more, and follow us on LinkedIn, Facebook, X or Instagram.

About scPharmaceuticals

At scPharmaceuticals, we are powered by passion, driven by patient care. Our Mission is focused on advancing cardiorenal care through innovative, integrated treatments that address unmet patient needs.

Our goal is to become the foremost advocate for patient-centric cardiorenal care, driving global health improvements through specialized, multidisciplinary approaches. scPharmaceuticals is expanding its reach, offering integrated therapies and products that address diverse healthcare needs and potentially improve the lives of our patients. scPharmaceuticals is headquartered in Burlington, MA. For more information, please visit www.scPharmaceuticals.com.

Important Safety Information

FUROSCIX is contraindicated in patients with anuria and in patients with a history of hypersensitivity to furosemide, any component of the FUROSCIX formulation, or medical adhesives.

Furosemide may cause fluid, electrolyte, and metabolic abnormalities, particularly in patients receiving higher doses, patients with inadequate oral electrolyte intake, and in elderly patients. Serum electrolytes, CO2, BUN, creatinine, glucose, and uric acid should be monitored frequently during furosemide therapy.

Excessive diuresis may cause dehydration and blood volume reduction with circulatory collapse and possibly vascular thrombosis and embolism, particularly in elderly patients.

Furosemide can cause dehydration and azotemia. If increasing azotemia and oliguria occur during treatment of severe progressive renal disease, discontinue furosemide.

Cases of tinnitus and reversible or irreversible hearing impairment and deafness have been reported with furosemide. Reports usually indicate that furosemide ototoxicity is associated with rapid injection, severe renal impairment, the use of higher than recommended doses, hypoproteinemia or concomitant therapy with aminoglycoside antibiotics, ethacrynic acid, or other ototoxic drugs.

In patients with severe symptoms of urinary retention (because of bladder emptying disorders, prostatic hyperplasia, urethral narrowing), the administration of furosemide can cause acute urinary retention related to increased production and retention of urine. These patients require careful monitoring, especially during the initial stages of treatment.

Contact with water or other fluids and certain patient movements during treatment may cause the On-body Infusor to prematurely terminate infusion. Ensure patients can detect and respond to alarms.

The most common adverse reactions with FUROSCIX administration in clinical trials were site and skin reactions including erythema, bruising, edema, and injection site pain.

Please see the full Prescribing Information (https://www.furoscix.com/wp-content/uploads/prescribing-information.pdf) and Instructions for Use (https://www.furoscix.com/wp-content/uploads/instructions-for-use.pdf)

Additional Information about the Transaction and Where to Find It

The tender offer described in this press release (the Offer) has not yet commenced, and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of scPharmaceuticals or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (SEC) by MannKind and Seacoast Merger Sub, Inc. (Purchaser), and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by scPharmaceuticals. The offer to purchase shares of scPharmaceuticals common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by scPharmaceuticals under the “Investor Relations” section of scPharmaceuticals’ website at www.scPharmaceuticals.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of scPharmaceuticals and the expected timing thereof; the expected benefits from the acquisition of FUROSCIX, including diversifying and accelerating double-digit revenue growth goals over the next decade, MannKind emerging as a patient-centric leader in cardiometabolic and lung diseases, and strengthening MannKind’s organization and revenue base; the belief that the acquisition will accelerate access to important therapies and create meaningful value for patients, providers, and stockholders; the estimated aggregate repayment and buyout amount to repay and extinguish all outstanding indebtedness of scPharmaceuticals under its credit facility with Perceptive and buy-out Perceptive’s rights to receive revenue payments pursuant to its revenue purchase and sale agreement upon the closing of the transaction; MannKind’s strategy to expand into cardiorenal medicine; MannKind’s anticipated product launches and indication expansions and the expected benefits therefrom; the development plan for FUROSCIX, including the timing for an sNDA submission of the FUROSCIX autoinjector in Q3 2025; the potential benefits and market opportunity for FUROSCIX; MannKind’s potential to expand market reach in the U.S. and globally; the upcoming data readouts for MannKind’s TETON 1 and 2 studies of Tyvaso in IPF; MannKind’s ability to effectively support the recent CKD approval of FUROSCIX and accelerate its market opportunity; MannKind’s expectation to continue FUROSCIX’s ongoing success in heart failure through the scPharmaceuticals team; MannKind’s late-stage pipeline including MNKD-101 and MNKD-201 and the ongoing and planned clinical trials and timing thereof; the potential benefits of MannKind’s signature technologies; and other statements that are not historical facts. These forward-looking statements are based on MannKind’s and scPharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to MannKind’s ability to complete the transaction on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transaction under the merger agreement will be satisfied or waived; whether stockholders of scPharmaceuticals tender sufficient shares in the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; risks related to MannKind’s ability to meet the conditions to draw down the funding from the Blackstone credit facility to fund the transaction; the outcome of legal proceedings that may be instituted against MannKind, scPharmaceuticals and/or others relating to the transaction and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that MannKind will not be able to retain the employees of scPharmaceuticals following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for scPharmaceuticals and its products and product candidates, including uncertainty of the expected financial performance of scPharmaceuticals and its products and product candidates and the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; the possibility that if scPharmaceuticals does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of MannKind’s shares could decline; as well as other risks related to MannKind’s and scPharmaceuticals’ businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in MannKind’s and scPharmaceuticals’ respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. MannKind and scPharmaceuticals undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in their expectations, except as required by law.

FUROSCIX is a registered trademark of scPharmaceuticals Inc.

AFREZZA, V-Go, and MANNKIND are registered trademarks of MannKind Corporation.

TYVASO DPI is a registered trademark of United Therapeutics Corporation.

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MannKind Contacts:

Media Relations

Christie Iacangelo, (818) 292-3500

Email: media@mnkd.com

Investor Relations

Ana Kapor, (818) 661-5000

Email: ir@mnkd.com

scPharmaceuticals Contact:

Katherine Miranda, (781) 301-6869

Email: kmiranda@scpharma.com